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Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the May 28, 2003 Registration Statement on Form S-3/A (Registration No. 333-81320), the May 2, 2001 Registration Statement on Form S-8 (Registration No. 333-60004) and the April 4, 2000 Registration Statement on Form S-8 (Registration No. 333-35450) of PacificHealth Laboratories, Inc. of our report dated January 29, 2002 included in the annual report on Form 10-KSB for the year ended December 31, 2002.



                                           LARSON, ALLEN, WEISHAIR & CO., LLP

Minneapolis, Minnesota
March 28, 2003